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                                                                   EXHIBIT 10.55

                             SHOPPING CENTER LEASE


     THIS INDENTURE, made as of the 16th day of March, 1998 by and between CEDAR HILLS INVESTORS, LLC, a Florida Limited Liability Company, hereinafter referred to as "Lessor", and, South Financial Corporation hereinafter referred to as "Lessee".

                              W I T N E S S E T H

     WHEREAS, Lessee is desirous of leasing from Lessor and Lessor is desirous of leasing to Lessee certain premises hereinafter described, upon the terms, covenants and conditions set forth herein;

     NOW, THEREFORE,

     1.   PREMISES

          In consideration of the rents hereinafter reserved and all other terms, conditions, covenants and agreements hereinafter contained, Lessor hereby leases and demises to Lessee, and Lessee hereby rents, leases, and takes from Lessor, that store space measuring approximately 3,560 square feet, said measurements being from center of partition to center of partition (except that in the event the Premises is an end or corner store, said measurements shall include the full width of the end wall), as crosshatched and depicted on the attached Plot Plan and being from the outside of the front wall to the outside of the rear wall. The Premises is delineated in the approximate location shown on the Plot Plan ("Plan") annexed hereto as Exhibit "A" and made a part hereof, together with the building to be constructed thereon by Lessor for use of Lessee (said land and building hereinafter sometimes referred to as "Premises") within the Shopping Center located in Cedar Hills Shopping Center, Jacksonville, Florida, which Shopping Center is more fully described in Exhibit "A-1" annexed hereto and made a part hereof (the "Shopping Center"), subject to its restrictions, covenants, easements and conditions.

     Lessee shall have the rights of access and parking in the Shopping Center as hereinafter provided, together with all other easements, privileges, rights tenements, appurtenances, hereditaments, and fixtures appurtenant thereto; subject however, to the limitations in Lessee's rights of use as provided herein.

     2.   TERM

          (a) The term of the Lease shall be Five (5) years from and after the "Commencement Date", which date shall be Fifteen (15) days following written notice from Lessor to Lessee, notifying Lessee to proceed with fixture improvements and modifications that Lessee is to make to the Premises in order to conduct customary business.

          (b) the term "Lease Year" as used herein shall mean a period of twelve (12) consecutive full calendar months plus the partial month, if any, beginning on the Commencement Date hereof. Each succeeding Lease Year shall commence upon the anniversary date of the first full calendar month.

          (c) The parties hereto agree upon demand of the other, to execute a written document in recordable form expressing the commencement and termination dates of the term hereof as such have been determined in accordance with the provisions of the previous paragraph.


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     3.   USE AND RESTRICTION

          (a) Upon the commencement of the term of this Lease, Lessee shall proceed with due diligence to open for business in the Premises and shall thereafter continually, actively and diligently during the term of this Lease (except during any times when the Premises may be untenable by reason of any conditions beyond the control of Lessee), during usual and customary business days and hours, occupy and use the Premises for administrative offices and related items and for no other use without the prior written consent of Lessor.

               Lessee hereby acknowledges that the anchor tenants of the Shopping Center may have the unrestricted use of the premises leased by such anchor tenants and the anchor tenants may have the unrestricted right to sublet or assign all or a portion of the anchor tenants' premises to a tenant or tenants for any lawful use. Lessee hereby acknowledges that no such use, subletting or assignment of the anchor tenant premises shall be deemed or construed in any way to be a violation, contradiction or default by Lessor of any provision of the Lease. Lessor, at Lessor's sole option, reserves the right to grant, whether now or in the future, rights of exclusive use to any tenant of the Shopping Center and Lessee shall honor such rights of exclusive use.

          (b) As long as Lessee occupies the Premises in the Shopping Center (as the Shopping Center may be enlarged), Lessee, together with its customers, invitees and business guests, shall have the right to use, free of Lessees, invitees and business guests, all of the access and parking areas, access roads, service driveways, footways, sidewalks, exits, entrances and areas and facilities for the parking of automobiles at any time and from time to time existing in the Shopping Center, except for parking or other access areas reserved for the exclusive use of other Lessee or occupants of the Shopping Center, and except for periods of time during which said areas are being repaired, altered, or reconstructed.

          (c) Lessee covenants and agrees that no employees of Lessee shall use the parking areas in the Shopping Center for the parking of their personal vehicles, except in an area to be designated by Lessor for that purpose. Neither Lessor nor Lessee nor anyone holding under or through either of them shall make any charge for the use of the foregoing facilities to the other or to the customers, invitees or business guests of Lessor or of Lessee or of anyone else hereinbefore granted the right to use said facilities existing upon the Shopping Center, nor will either Lessor or Lessee permit anyone else to make any such charge for such use.

     4.   ANNUAL RENT

          Lessee covenants and agrees to pay in lawful money to the United States minimum rent as follows: For months one (1) through thirty-six (36) thirty-two thousand and forty dollars ($32,040) annually in equal monthly installments of two-thousand six-hundred and seventy dollars ($2,670.00). For months thirty-seven (37) through sixty (60) thirty-three thousand nine-hundred ninety-eight dollars ($33,998) annually in equal monthly installments of two-thousand eight-hundred and thirty-three dollars and seventeen cents ($2,833.17), in advance on the first day of each month during said term at the office of Lessor or such other place and to such other person as Lessor may designate, without any setoff or deduction whatsoever, except a) herein provided, with Lessee's covenant to pay rent being independent of any other covenant herein contained. If the term of this Lease shall commence on a date other than the first day of a calendar month, the monthly rent shall be prorated and shall be paid on the Commencement Date of the term hereof.


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     5.   PERCENTAGE RENT

          (a) In addition to any other sums payable under this Lease, Lessee agrees to pay to Lessor, annually, in arrears, a percentage rental, equal to the amount by which N/A of Lessee's gross sales from the Premises, exceeds the annual minimum rental. The term "Gross Sales" as used herein is hereby defined to mean and shall be the total amount of the dollar value of all sales of merchandise and services and all revenues of every kind and character derived from, arising out of or payable on account of the business and all business transactions conducted at or from said Premises, both for cash and on credit, including all orders for merchandise or services taken or sold at or from said Premises. The amount of the dollar value of bond fide refunds or credit granted for return of merchandise and of all sales, use and excise taxes collected by Lessee from its customers and remitted to appropriate taxing authorities shall be charged as a credit in reduction of the gross amount of sales for the period within which such refunds, credits or taxes shall have been made or paid.

          (b) Lessee, during the term of this Lease, shall maintain and keep, or cause to be maintained and kept, at the principle office, a full, complete and accurate permanent record and account of all sales of merchandise and services and all sums of money paid or payable for or on account of or arising out of the business and all business transactions conducted at or from the Premises for each day of the term hereof, and such records and accounts and all supporting records at all times shall be open to inspection and audit at the principal office by Lessor and its fully authorized agents or representatives at all reasonable times during ordinary business hours. Lessee shall keep and preserve or cause to be kept and preserved said records for not less that twenty-four (24) months after the due date and payment of any percentage rental due under the terms hereof.

          (c) On or before the date ten (10) days following the close of each calendar month during the term hereof, Lessee at the place where the rent herein reserved shall be payable, shall deliver to Lessor, or the person, firm or corporation to whom such rent shall be payable, a complete written statement, showing in all reasonable detail the gross amount of sales for the preceding month, including therein a statement of the total amount of sales taxes and excise taxes paid or payable on account thereof and the number and dollar amount of all refunds and credits for return of the merchandise, if any, made during such period. Lessee shall concurrently with the delivery of such statement pay to the Lessor all percentage rental payments then due hereunder, each such monthly statement shall be signed by the Lessee, or if Lessee is a corporation then by one of its principal officers. Lessee shall also submit an annual statement, prepared and submitted by an accountant, to be selected by and the cost of which shall be borne by Lessee, and such statement to be furnished within sixty (60) days following the close of Lessee's fiscal year. The foregoing notwithstanding, as of the close of the Lessee's fiscal year, percentage rental payments shall be adjusted so as to annualize the percentage rental payments, any partial year being prorated on the basis of a 365 day year, and appropriate additional payment or refund made.

          (d) If Lessee shall fail to pay, when the same is due and payable, the Minimum Guaranteed Rental, percentage rental, or any additional rent or other charges required hereunder, such unpaid amount shall bear interest from the due date thereof to the date of payment at the rate which is the lesser of eighteen percent (18%) per annum or the maximum interest rate permitted by law.

     6.   STATUS

          Lessee agrees at any time and from time to time, upon not less than twenty (20) days prior notice by Lessor, to execute, acknowledge and deliver to Lessor a statement in writing certifying that this Lease is in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the rent and other charges have been paid in advance, if any, and stating whether or not Lessor is in default in performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such default, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any party to whom such certificate may be delivered by Lessor.


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     7.   CONSTRUCTION

          (a) Exhibit "A" indicates the approximate location of existing buildings, if any; buildings under construction, if any; proposed buildings (which may or may not be constructed at option of Lessor) and certain areas reserved for future construction. Although Lessor need not build any buildings in the Shopping Center other than the buildings shown on Exhibit "A", Lessor shall have the right to build additional buildings in the areas so specified on Exhibit "A". Lessor shall construct, at Lessor's sole cost and expense, except as hereinafter expressly provided to the contrary, the buildings shown on Exhibit "A" at the approximate location and having the approximate outside dimensions shown on Exhibit "A".

          (b) Lessee shall have the right, subject to the consent of the general contractor, to install its fixtures and equipment during construction, provided Lessee does not interfere with the construction and all work is performed in conformance with local ordinances and prevailing labor practices and adequate and proper insurance is furnished to Lessor. Such installation is and shall be at Lessee's sole cost and risk.

          (c) In the event Lessee claims that some or all of the construction requirements have not been complied with by Lessor, upon delivery of the notice of completion by Lessor, as provided herein, Lessee shall, within thirty (30) days of said date (or the date Lessee opens for the transaction of business, whichever date is sooner) submit to Lessor a written list of work Lessee claims is to be performed by Lessor, and Lessor shall have forty-five (45) days thereafter to complete such work. If Lessor fails to complete such work, the sole remedy of Lessee shall be to complete such work and Lessee shall have the right to set off the reasonable cost thereof from the rent due Lessor in order to reimburse Lessee for the cost and expense of the completion of the work. Upon written request of Lessor, Lessee will, within fifteen (15) days, furnish to Lessor a written statement that the construction and the improvements have been completed in accordance with Lessor's obligations or in lieu thereof, a list of the work Lessee claims to be uncompleted, and further stating, if requested, that Lessee is in occupancy of same, paying rent, and the commencement and termination dates of this Lease.

     8.   ADDITIONAL CONSTRUCTION IN PARKING AREAS

          Notwithstanding anything in this Lease to the contrary, Lessor shall be entitled (1) to construct or to have constructed, and thereafter lease or sublease, a building or buildings on any portion of the parking area of the Shopping Center, or (2) to Lease or to sublease or to sell any portion of the parking area of the Shopping Center for the construction thereon of a building or buildings, provided however, (a) no such building or buildings shall exceed one (1) story in height, shall unreasonably obstruct ingress to and egress from the Shopping Center, or shall be allowed to be operated in such a fashion as to violate any provision this Lease limiting the types of business operations which Lessor may permit or conduct in the Shopping Center, to the extent such limitation is now or hereafter permitted by law, and (b) the parking area of the Shopping Center shall not be allowed to drop below the ratio of (4) parking spaces for each one thousand (1,000) square feet of floor space in all buildings of the Shopping Center or any other parking ratio or required number of parking spaces provided for elsewhere in this Lease, whichever is greater.

     9.   ALTERATIONS AND REPAIRS

          (a) No alterations or additions to the Premises shall at any time be made by Lessee without Lessor's prior written consent. If Lessor shall give its consent, all work, repairs and alterations made by Lessee shall be done in a good and workmanlike manner and in compliance with any applicable governmental rules and regulations and the cost thereof shall be paid by Lessee in cash or equivalent, so that the Premises shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to the Premises. Any alterations shall immediately become the property of Lessor, subject only to the use of same by Lessee during the term of this lease.


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          (b) Lessor agrees to make all repairs and replacements to the roof and to the exterior structural portions of the building, exclusive of all plate glass windows and doors. Lessee agrees to make all other repairs and replacement to the Premises and the mechanical systems thereof, and Lessee agrees to keep the sidewalk in front of the Premises free and clear. Lessee agrees to make all repairs and replacements to the heating and air conditioning systems. Lessor agrees to make available to Lessee all warranties on the aforementioned structures and equipment.

          (c) Lessee shall indemnify and save harmless Lessor from and against any and all costs, expenses, claims, losses, damages, fines or failure to comply with the provisions of subparagraphs (a) and (b) of this Paragraph 9 and Lessee shall not call upon Lessor for any disbursement or outlay of money whatsoever in connection with such work, and hereby expressly releases and discharges Lessor of and from any liability or responsibility whatsoever in connection therewith.

          (d) Nothing contained in this Lease shall authorize Lessee to do any act which may create or be the foundation for any lien, mortgage or other encumbrance upon the reversion or other estate of Lessor, or of any interest thereof; it being agreed that should Lessee cause any alterations, changes, additions, improvements or repairs to be made to the Premises, neither Lessor nor the Premises shall, under any circumstances, be liable for the payment of any expenses incurred or for the value of any work done or material furnished to the Premises or any part thereof; Lessee shall upon request of Lessor deliver such documents as may be required by Lessor in order to effectuate the lien protection required by this paragraph; all such alterations, changes, additions, improvements and repairs and materials and labor shall be at Lessee's expense and Lessee shall be solely and wholly responsible to contractor, laborers and materialmen furnishing labor and material to said premises and building or any part thereof. If order for the payment of money shall be filed against the Premises or any building or improvement thereon, or against Lessor (whether or not such lien or order is valid or enforceable as such), Lessee shall, at Lessee's own cost and expense, within fifteen (15) days after the date of filing thereof, cause the same to be canceled and discharged of record, or furnish Lessor with a surety bond issued by a surety company of reasonable satisfaction to Lessor, protecting Lessor from any loss because of nonpayment of such lien claim and further shall indemnify and save harmless Lessor from and against any all costs, expenses, claims, losses or damages, including reasonable counsel fees, resulting thereupon or by reason thereof.

     10.  INDEMNITY AND LIABILITY

          (a) Lessee agrees to and does hereby indemnify and save Lessor harmless against any and all claims, demands, damages, costs and expenses, including reasonable attorneys' fees for the defense thereof, arising from the conduct or management of the business conducted by Lessee in the Premises, or from any breach or default on the part of Lessee in the performance of any covenant or agreement on the part of Lessee to be performed, pursuant to the terms of this Lease, or from any act or negligence of Lessee, its agents, contractors, servants and employees, in or about the Premises, the sidewalks adjoining same and the other areas of the Shopping Center used by Lessee in common with others. In the event any action or proceeding is brought against Lessor by reason of any such claim, Lessee covenants to defend such action or proceeding by counsel satisfactory to Lessor except that any counsel which has been retained by Lessee's General Liability carrier for the specific purpose of defending such action or proceeding shall be deemed satisfactory to Lessor.

          (b) Lessee will, during the term of this Lease, at its own cost and expense, maintain and provide general liability insurance for the benefit and protection of Lessor and Lessee (said policy to name Lessor as a co-insured), in an amount not less than $500,000.00 for injuries to any one person, and not less than $1,000,000.00 for injuries to more than one person and for damage to property in an amount of not less that $100,000.00 arising out of any one accident or occurrence. Said policy shall cover the Premises, the sidewalks adjoining same and the other areas of the Shopping Center used by Lessee. The public liability policy or a certificate thereof shall be delivered to Lessor at the commencement of the term together with proof of payment of premium and renewals thereof not less than twenty (20) days before its expiration date. Said policy and/or


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certificate shall contain an undertaking by the insurer to give Lessor not less than ten (10) days written notice of any cancellation or change in scope or amount of coverage of such policy. If Lessee fails to comply with this requirement, Lessor may obtain such insurance and keep same in effect and Lessee shall pay Lessor the cost thereof upon demand as additional rent.

     11.  FIRE AND OTHER CASUALTY DAMAGE

          If the Premises shall be partially damaged by fire, natural disaster or acts of God, the damages shall be repaired by and at the expense of Lessor and the rent until such repairs shall be made shall be apportioned according to the part of the Premises which is usable by Lessee. No penalty shall accrue for reasonable delay which may arise by reason of adjustment of insurance on the part of Lessor and for reasonable delay on account of "labor troubles," or any other cause beyond Lessor's control. If the Premises are totally damaged or are rendered wholly untenable by fire or other cause, or if the building shall be so damaged the Lessor shall decide to demolish it or to rebuild it, then or in any of such events Lessor may, within sixty (60) days after such fire or other cause, give Lessee a notice in writing of such decision and thereupon the term of this Lease shall expire by lapse of time upon the thirtieth (30th) day after such notice is given, and Lessee shall vacate the Premises and surrender the same to Lessor.

     12.  ENVIRONMENTAL LIABILITY INSURANCE

          (a) In the event Lessee's use of, or operations or activities in the Premises involve the use, storage or creation of any hazardous substance or any other pollutant, toxic waste or other regulated substance, Lessee will immediately notify Lessor of the circumstances thereof, and unless Lessor waives this requirement in writing Lessee shall, before undertaking the use, operation or activity that involves such materials, and at Lessee's expense, procure and maintain during the balance of their Lease Term, Environmental Impairment Liability Insurance (also known as Pollution liability insurance) covering the Premises. Such insurance shall be in an amount not less than One Million Dollars ($1,000,000.00) combined single limit per occurrence and shall otherwise be issued on terms and conditions (including, without limitation, deductibles and exclusions) acceptable to Lessor. Such coverage shall insure against any contamination or other environmental impairment of the Premises, the Shopping Center and any property in the vicinity of the Premises arising or occurring during the Lease Term.

          (b) MISCELLANEOUS Such other liability insurance as may become necessary or customarily carried by like business in the area where the Shopping Center is located to protect the interests of Lessor and/or Lessee.

          Executed copies of such insurance policies or a certificate thereof, which shall be non-cancelable and non-amendable without thirty (30) days prior written notice to Lessor, shall be delivered to Lessor within ten (10) days after delivery of possession of the Premises to Lessee and thereafter as often as any such policy shall expire or terminate, renewal or additional policies of insurance or certificates thereof shall be delivered to Lessor within ten (10) days of such change. In the event Lessee fails to comply with the requirements of this Article 12, Lessor may obtain such required insurance and submit a bill thereof to Lessee, which bill shall be paid by Lessee without deduction or offset with ten (10) days after it is submitted.

          (c) Lessee's obligation to carry the insurance required by Articles 11 and 12 may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee; provided however, that Lessor shall be named as an additional insured thereunder as its interests may appear and that the coverage afforded Lessor will not be reduced or diminished by reason of the use of such blanket policy of insurance, and provided further that the requirements set forth herein are otherwise satisfied. Lessee agrees to permit Lessor at all reasonable times to inspect the policies of insurance of Lessee covering risks upon the premises.


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     5.   WAIVER OF SUBROGATION

          Lessee releases and waives any claim or right of recovery against Lessor, its agents, subsidiaries and affiliated corporations for any loss resulting from causes covered by insurance and shall procure a waiver of subrogation on the part of the insurer against Lessor by an endorsement to all insurance policies whereby the insurer recognizes that the insured has waived any right of recovery from Lessor, its agents, subsidiaries and affiliated corporations. A copy of such endorsement shall be deposited with Lessor. Lessor shall not be liable for any damage to or destruction of any of Lessee's goods, merchandise, fixtures or property caused by fire or any other cause whatsoever.

     14.  CONDEMNATION

          The parties hereto agree that should the Premises, or such portion thereof as will make the premises unusable for the purposes herein leased be taken or condemned by competent authority for public or quasi-public use, then this Lease shall terminate from the date when possession of the part so taken shall be required for the use and purpose for which it has been taken. If the Lease continues after a partial taking, the rent shall abate proportionately as to the part taken. All compensation awarded from such taking of the building, the fee and the leasehold shall belong to and be the property of the Lessor; except, however, that Lessor shall not be entitled to any portion of the award made to Lessee for the value of Lessee's trade fixtures or leasehold improvements added by Lessee. Lessee shall not be entitled to any damages for unexpired portion of the term of this Lease, or injury to its leasehold interest.

     15.  ASSIGNMENT AND SUBLETTING

          Lessee, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor sublet, nor suffer or permit the Premises or any part thereof to be used by others without the prior written consent of Lessor in each instance. If, with consent of Lessor, this Lease be assigned, or the Premises or any part thereof be sublet or occupied by anyone other than Lessee, Lessor may, after default by Lessee, collect rent from the assignee, sublease or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed to relieve Lessee of any of its obligations hereunder nor be deemed a waiver of this covenant, or the acceptance of the assignee, sublease or occupancy as Lessee, or a release of Lessee named herein from the further performance by such Lessee of the covenants on the part of Lessee herein contained, it being understood and agreed that Lessee named herein shall at all times remain the primary obligor under this Lease. The consent by Lessor to an assignment or subletting shall not in any way be construed to relieve Lessee or any other Lessee or occupancy of the Premises from obtaining the express consent in writing of Lessor to any further assignment or subletting.

     16.  TAXES, INSURANCE AND COMMON AREA CHARGES

          (a) Lessee shall pay as additional rent Lessee's proportionate share of taxes, insurance and common area charges.

               (i) As used in this Paragraph 16(a)-(c), the term "Taxes" shall include all taxes and assessments assessed, imposed or levied upon the Shopping Center, the Premises, the common area, or the land underlying any of the foregoing during any fiscal tax year which occurs wholly or partially during the term of this Lease. Further, the term "Taxes" as used in this Paragraph 16(a)-(c) embraces taxes and assessments which are special, unforeseen, or any governmental authorities imposes, assesses or levies of a tax on rent or any other tax upon Lessor as a substitute tax shall be deemed to be a tax within the meaning of this Paragraph


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and shall be deemed to have been levied upon the Shopping Center. The term
"Taxes" as used in this Paragraph 16(a)-(c) shall also include all real estate taxes relating to any other portion of the Shopping Center which Lessee enjoys rights of use under this Lease. The term "Taxes" as used in this Paragraph 16(a)-(c) shall not include those taxes or assessments enumerated in Paragraph 16(e) and 16(f).

          (ii) The term "Insurance" as used in this Paragraph 16(a) shall include premiums for fire and extended coverage and general liability coverage for the Shopping Center and common area.

          (iii) The term "Common Area Charges" as used in this Paragraph 16(a)-(c) shall include, but is not limited to, the cost of maintaining, repairing, cleaning, sweeping, restriping, repaving or patching the parking lot, driveways and sidewalks of the Shopping Center, keeping said parking area free of snow, ice, dirt and rubbish, routine trash removal from trash receptacle placed in the parking lot or sidewalks, the cost of maintaining, repairing and replacing the lighting fixtures and equipment and bulbs which illuminate the parking areas in the Shopping Center and the cost of electricity consumed to light the parking area and sidewalks in the Shopping Center, planting and maintenance of landscaped areas, sanitary control, without limitation, all costs of maintaining and operating any wells, sewer, septic or waste disposal installation which services the Shopping Center, security systems, monitoring Charges for the fire sprinkler system and a sum equal to fifteen percent (15%) of the foregoing "Common Area Charges" for the management, administrative and accounting expenses associated with the management of the Shopping Center.

          (b) Lessee's share of the foregoing costs shall be based on the proportion of said charges which is equal to the ratio of the number of square feet in the Premises over the total number of square feet of the building in the Shopping Center and shall be estimated at three-hundred fifty-six dollars ($356.00) per month, payable upon the first day of each month.

     Lessee's said share of the costs numerated in Paragraph 16(a) is based upon Lessor's best estimate of such costs during the initial Lease Year. Lessor's estimate is based upon an allocation of:

                    ($186.90)      per month for taxes,

                    ($41.53)       per month insurance, and

                    ($127.57)      per month for common area charges.

     In the event that Lessee's actual share of taxes for any applicable tax billing period exceeds the above estimated allocation for taxes, Lessee agrees to reimburse Lessor for any underpayment within twenty (20) days of being billed therefore. Likewise, Lessor shall reimburse Lessee for any overpayment. Lessor will perform an annual accounting of all common area charges and insurance costs at the end of each fiscal year. If the cost to Lessor of Lessee's share of common area charges and/or insurance, as determined by such accounting, should during any Lease Year of the term or the extended term hereof exceed the amount allocated in Paragraph 16(b) as Lessee's share, Lessee agrees to reimburse Lessor for the excess within thirty (30) days of being billed therefor. Likewise, Lessor shall reimburse Lessee for any overpayment.

          (c) In the event another Lessee in the Shopping Center has agreed to pay for the entire costs of those items enumerated in Paragraph 16(a), Lessee agrees to reimburse said Lessee or whoever else pays for the same, at the direction of Lessor, upon receipt of bills therefor. Upon written request of Lessee, Lessor agrees to provide an itemized statement of such costs and expenses.

          (d) In the event Lessee shall fail to make the payments or reimbursements provided for in Paragraph 16(a)-(c) above, Lessor shall have the same rights as if Lessee had failed to pay rent hereunder.


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         (e) Lessee shall also pay, as and when they shall be due and payable, all water taxes, rates and/or meter charges, sewer taxes and sewer rental taxes, sales taxes or other government taxes, impositions or assessments based on rental or occupancy, charges for public utilities, charges for gas, electric and other utilities or public utilities consumed on the Premises and assessments on the Premises.

         (f) Lessee shall also pay all taxes levied against personal property and trade fixtures placed by Lessee in or about the Premises, including, but not limited to, shelves, counters, vaults, vault doors, wall safes, partitions, fixtures, machinery, refrigerators, and heating, ventilation and air conditioning equipment. If any such taxes are levied against Lessor or Lessor's property, and if Lessor pays same, or if the assessed value of Lessor's premises is increased by the including therein of the value placed on such property, and if Lessor pays the taxes based on such increased assessment, Lessee, upon demand, shall repay Lessor, Lessee's proportional share of such taxes resulting from such increased assessment.

     17. REMEDIES

         (a)   (i)   If Lessee shall default in the payment of the rent reserved herein after the due date thereof, or in the payment of any other monies due hereunder within five (5) days from notice from Lessor for payment of the same, or any part of same, or Lessee shall default in the observance of any other terms, covenants and conditions of this Lease after twenty (20) days notice from Lessor; or

               (ii)  If Lessee shall fail to open to the public within sixty
(60) days from the commencement of the term of this Lease and thereafter during the term hereof continue to stay open for business to the public, or if the Premises shall be abandoned, deserted or vacated, or if Lessee shall sublet the Premises or assign this Lease except as herein provided; or

               (iii) If Lessee shall file a voluntary petition of bankruptcy, or be adjudicated as bankrupt by any court and such adjudication shall not be vacated within thirty (30) days, or Lessee takes the benefit of any insolvency act, or Lessee shall be dissolved voluntarily or involuntarily or shall have a receiver of Lessee's property appointed in any proceedings other than bankruptcy proceedings, and such appointment shall not be vacated within thirty (30) days after it has been made; then, upon the happening of any one or more of the default or events specified above, this Lease and the term hereof shall at the option and election of the Lessor, in Lessor's sole and absolute discretion, wholly cease and terminate, and thereupon or at any time thereafter, Lessor may re-enter said premises either by force or otherwise and have possession of the same and/or may recover possession thereof by summary proceedings or otherwise (notwithstanding the foregoing Lessee shall remain liable to Lessor as hereinafter provided.)

         (b) In the event of any one or more of the defaults set out in the Paragraph 17(a)-(i)-(iii) above, all payments of rent, additional rent or of any other monies due from Lessee during the term of this Lease or any extension thereof, shall, at the option of Lessor, become immediately due and payable in full. Lessor may re-enter the Premises using such force for that purpose as may be necessary without being liable to any prosecution therefor, and Lessor may repair or alter the Premises in such manner as to Lessor may deem reasonably necessary or advisable, and/or let or re-let the Premises and any and all parts thereof for the whole or any part of the remainder of the original term hereof or for a longer period, in Lessor's name, or as the agent of Lessee, and, out of any rent so collected or received, Lessor shall, first, pay to itself the expense and cost of retaking repossessing, repairing and/or altering the Premises, and the expense of removing all persons and property therefrom, and, second, pay to itself any cost or expense sustained in securing any new Lessee or Lessees, and, third, if Lessor shall have declared all payments hereunder immediately due and payable in full as provided in this paragraph, pay to itself any balance remaining on account of Lessee's liability to Lessor for such accelerated payments, provided, however, that nothing herein shall be interpreted as prohibiting Lessor from proceeding against Lessee for the full amount of such accelerated payments immediately upon the declaration thereof. Any entry or re-entry by Lessor, whether had or taken under summary proceedings or otherwise, shall not absolve or discharge Lessee from liability hereunder.

         (c) Lessee hereby expressly waives service of any notice of intention to re-enter in the event of default. Lessee hereby waives any and all right to recover or regain possession of the Premises or to reinstate or to redeem this Lease as is permitted or provided by or under any statute, law or decision now or hereafter in force and effect


         (d) In the event of default, Lessor, in addition to the other rights and remedies given herein, and notwithstanding any statute or rule of law to the contrary, may retain as liquidated damages, any rent, security deposit or moneys received by Lessor from Lessee or others in behalf of Lessee upon the execution hereof.

         (e) Lessee hereby expressly agrees to reimburse Lessor for any reasonable attorney's fees and any and all costs and expenses incurred by Lessor in enforcing or defining Lessor's right and remedies under this Lease.

     18. ACCESS TO PREMISES

         Lessor and Lessor's representatives shall have the right to enter upon the Premises at all reasonable times and without unreasonable interference with Lessee's business for the purpose of inspecting same or for making repairs, additions or alterations, or for the purpose of exhibiting the same to prospective Lessees, purchasers or others, and during the last six (6) months of the term of this Lease, Lessor may maintain "For Lease" signs upon the Premises.

     19. REQUIREMENTS OF LAW

         Lessee shall comply with all laws, orders and regulations of federal, state, city, county and municipal authorities and fire insurance rating organizations such as I.S.O. Commercial Risk Services, Inc., which shall impose and duty upon the occupant of the Premises.

     20. NOTICES

         All notices to be given pursuant to this Lease shall be in writing and shall either be served personally or sent by certified or registered mail, postage prepaid, to the address of the parties below specified or at such other address as may be given by written notice in the manner prescribed in this paragraph. Notice shall be deemed to be given when delivered personally, if delivered, or on the date mailed as provided above, if mailed. Any notices to Lessor shall be sent to Lessor:


                                       CEDAR HILLS INVESTORS, LLC
                                       506 45th Street, Suite B-5
                                       Columbus, Georgia 31904

Lessee's address for notices shall be: South Financial Corporation
                                       3500 Blanding Boulevard
                                       Jacksonville, FL 32210

     21.  MEMORANDUM OF LEASE

          The parties agree, upon request of either, to execute in recordable form a short form lease entitled "Memorandum of Lease," it being the intention of the parties that this Lease will not be recorded, but only a memorandum thereof, unless recording of this instrument is required by law or any mortgagee of Lessor.

     22.  NO WAIVER

          No delay or omission of the exercise of any right by either party hereto shall impair such right or shall be construed as a waiver of any default or an acquiescence therein. One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed by the other party as a waiver of a subsequent breach of the same covenant, term or condition. No requirements whatsoever of this Lease shall be deemed waived or varied because of either party's failure or delay in taking advantage of any default, and Lessor's acceptance of any payment from Lessee with knowledge of any default shall not constitute a waiver of Lessor's rights in respect to such default, nor of any subsequent or continued breach of any such default or any other requirements of this Lease. All remedies provided for herein shall be construed as cumulative and shall be in addition to every other remedy otherwise available to Lessor.

     23.  END OF TERM

          Upon the expiration or other termination of the term of this Lease, Lessee shall quit and surrender to Lessor the Premises together with all buildings and improvements thereon, "broom-clean," in good order and condition, ordinary wear and tear and damage by the elements excepted. If the last day of the term of this Lease or any renewal thereof falls on a Sunday, this Lease shall expire on the business day immediately following. Lessee shall remove all property of Lessee as directed by Lessor and failing to do so, Lessor may cause all of the said property to be removed at the expense of Lessee, and Lessee hereby agrees to pay all costs and covenant shall survive the expiration or other termination of the terms of this Lease.

     24.  LESSEE'S SIGNS

          Lessee shall have the right to erect and maintain a sign on the front wall of the building forming a part of the Premises, provided the letters of the sign are mounted on a raceway and the sign is in compliance with the Sign Criteria of the Shopping Center attached hereto as Exhibit "F" and provided Lessor has given its written consent to same, which consent shall not be unreasonably withheld. Said sign shall conform in every way with the rules and regulations of the governing authorities and with all laws or ordinances of the state, county and municipality, and Lessee agrees to and does hereby indemnify and hold Lessor harmless from all claims by reason of the erection or maintenance of said sign. Before erection of any such sign, Lessee shall submit a drawing to Lessor for approval, and Lessee shall pay in advance of erections thereof the costs of any structural changes made by Lessor because of the erection of such sign. No sign or support thereof shall be placed on any roof.

     25.  CAPTION

          The paragraph captions contained herein are for convenience only and do not define, limit or construe the contents of such paragraphs and are in no way to be construed as a part of this Lease.

     26.  DEFINITIONS

          Words of any gender used in this Lease shall be held to include any other gender and words in the singular number and shall be held to include the plural when the sense requires.

     27.  SECURITY

          Lessee has deposited with Lessor the sum of Zero Dollars ($0.00) as security for the faithful performance and observance by Lessee of the terms, provisions and conditions of this Lease. Lessee acknowledges that Lessor maintains the right to hold via a third party management company such security as may be required by the Lessor to ensure the faithful performance and observance by Lessee of the terms, provisions, and conditions of the lease; while being held by the Lessor's management company, such security shall be held in the management company's trust account.

          It is agreed that in the event Lessee defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of rent and additional rent, Lessor may use, apply or retain the whole or any part of the securities so deposited to the extent required for the payment of any rent and additional rent or to any other sums as to which Lessee is in default or for any sum which Lessor may expend or may be required to expend by reason of Lessee's default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Lessor.

          Lessor shall have the right to use the security deposit to pay part of the cost of the improvements to be constructed by Lessor hereunder.

     28.  EXCULPATION

          Lessee agrees that Lessee shall look solely to Lessor's interest in the Shopping Center property of which the Premises are part and Lessor's personal property used in connection therewith for the satisfaction of any claim, judgment or decree requiring the payment of money by Lessor based upon any default hereunder, and no other property or assets of Lessor, its heirs, successors or assigns shall be subject to levy, execution or other enforcement procedure for the satisfaction of any such claim, judgment, injunction or decree.

     29.  AUTHORITY TO EXECUTE

          Lessor or Lessee do each hereby respectively represent to the other that it has the capacity and the authority to enter into this agreement. Lessor owns a fee simple or leasehold interest in the property described in Exhibit "A" and Exhibit "A-1" or will own same prior to the commencement of the term herein.

     30.  ENTIRE AGREEMENT

          This instrument of lease contains the entire and only agreement between the parties concerning the Premises and no prior oral or written statements or representations, if any, of any party hereto, not contained in this instrument, shall have any force or effect. This Lease shall not be modified in any way except by a writing executed by Lessor and Lessee, and no oral agreement or representations for rental shall be deemed to constitute a Lease other than this agreement. This agreement shall not be binding until it shall have been executed by Lessee and Lessor.

     31.  SUCCESSORS IN INTEREST

          All provisions herein contained shall bind and inure to the benefit of the respective parties hereto, their heirs, personal representatives, successors and assigns. In the event Lessor or any successor-owner of the Premises shall convey or otherwise dispose of the Premises and/or the Shopping Center of which the Premises form a part, all liabilities and obligations of Lessor or such successor-owned as Lessor under this Lease shall terminate upon such conveyance or disposal and written notice thereof the Lessee. Lessor shall have the right to assign this Lease without the consent of Lessee and thereafter Lessor shall have no liability hereunder.

     32.  LESSOR'S RIGHT TO CANCEL

          Should the operation of Lessee's business be or become, or attract customers whose conduct is offensive, noxious, disruptive, abusive, obscene or threatening to the Lessor, the other Lessees in the Shopping Center, or the customers, invitees or employees of said other Lessees, the Lessor may, at Lessor's option, cancel and terminate this Lease, effective thirty (30) days after written notice thereof to Lessee.

     33.  MERCHANT'S ASSOCIATION

          Provided that at least one-half (1/2) of the other Lessees in the Shopping Center do so, Lessee agrees to join and maintain membership in good standing in the merchants' association composed of Lessees having premises in the Shopping Center, and Lessee agrees to comply with and abide by all the rules and regulations of said merchants' association as shall be in force and effect from time to time. The object of such merchants' association shall be, among other things, to assist the business of the Lessees by sales promotions and centerwide advertising. Nothing in the bylaws or regulations or rules of said merchants' association shall be in conflict with the provisions of this Lease, and in the event of such conflict, the provisions of this Lease shall prevail.

     34.  SUBORDINATIONS

          Lessee agrees that this Lease shall, at Lessor's option, at all times be subject and subordinate to the lien of any mortgage (which term shall include all security instruments that may be placed on the Premises by Lessor, and Lessee agrees, upon demand and without cost, to execute such instruments as may be required to effectuate such subordination; provided, however, as a condition to this subordination provision, Lessor shall obtain from any such mortgagee an agreement in writing, which shall be delivered to Lessee, providing in substance that, so long as Lessee shall faithfully discharge the obligations on its part to be kept and performed under the terms of this Lease, its tenancy shall be and remain undisturbed, nor shall this Lease be affected by any default under such mortgage, and in the event of foreclosure or any enforcement of any such mortgage, the rights of Lessee hereunder shall expressly survive, and this Lease shall in all respects continue in full force and effect, provided, however, that Lessee fully performs all of its obligations under this Lease.

     35.  EXTENSIONS

          So long as Lessee shall not be in default under this Lease, Lessee shall have the option to extend the initial term of this Lease for five (5) years. Lessee shall exercise said option to extend this Lease by giving Lessor written notice not later than six (6) months prior to the expiration of the then existing term. Any such extension period shall begin upon the expiration of the immediately preceding term. The terms and conditions of this Lease shall apply during any such extension term except that the annual minimum rental for the option years shall be as follows:

     Option Period: $36,490 per annum paid in monthly installments of $3,040.83 per month.

     36.  EXHIBITS AND ADDENDUM

          EXHIBITS "A" through "F" are hereby expressly made a part of this Lease.

     37.  CONSTRUCTION OF THE PREMISES

     (a) Lessor shall at its own expense construct the Premises in accordance with plans and specifications prepared by the Lessor's architect, incorporating in the construction of the Premises Lessor's standard structural systems, materials and finishes. Lessee shall at its own cost and expense construct those improvements to the Premises that are necessary to complete the Premises for Lessees use and occupancy. The respective obligations, covenants and agreements of Lessor and Lessee to construct the Premises, including the division of responsibilities and procedures for design and construction and for payment of costs and expenses, are as more specifically set forth in Exhibit "B" attached hereto and incorporated herein by this reference.

     (b) All construction work, alterations and improvements to the interior or exterior of the Premises are subject to the prior written approval of Lessor and Lessor's architect. Lessee may not require an exterior design, finish or construction other than one which has been approved by Lessor and Lessor's architect. Without Lessor's written consent, which may be withheld on the basis of aesthetics or other standards, Lessee shall not:

          (1) make any changes to the store front as shown in the working drawings.

          (2) install any exterior lighting, awnings or canopy, or any exterior decorations or paintings; or

          (3) install any exterior sign which is not in accordance with Lessor's sign criteria.

     (c) Upon notification by Lessor that Lessor's construction obligations are substantially complete or that the commencement of Lessee's work is necessary to allow the completion of Lessor's work, Lessee shall perform all work required of Lessee under Exhibit "B" of this lease (Lessee's work). Lessee's work shall be performed through the services of a licensed, bondable contractor approved by Lessor, in a good and workmanlike manner, free of any liens or encumbrances, and in strict accordance with the plans and specifications prepared by Lessee's architect at Lessee's sole cost and expenses and approved by Lessor in writing and with all applicable statutes ordinances, rules, regulations and building codes of any governmental authority having jurisdiction over the Premises. During the course of Lessee's construction, Lessor may enter upon the Premises at all times for the purpose of completing Lessor's work and inspecting the construction of Lessee's Work. If Lessor shall find any workmanship inferior, defective or not in accordance with the plans and specifications, Lessor may notify Lessee and if so notified, Lessee shall promptly correct such inferior, defective or deficient construction. Lessor's authority to act under this paragraph shall not give rise to a duty of Lessor to make inspections or otherwise enforce Lessee's compliance with this Article. Lessee's failure to perform or cause to have performed Lessee's Work in a good and workmanlike manner shall constitute a default of this Lease.

     (d) At the time Lessee enters the Premises to perform the work required of Lessee:

          (1) All of Lessee's obligations under this Lease, except the obligation to pay rent shall be in full force and effect.

          (2) Lessee agrees to maintain heating, ventilating and air conditioning in the Premises and to pay for the utilities (heat, gas, water and electricity) which shall be furnished to the Premises from that time.

          (3)  Lessee shall maintain liability insurance in accordance with
Article 10 of this Lease.

          (4) Lessee shall require Lessee's contractor(s) to maintain Workmen's Compensation Insurance as required by law and public liability insurance with limits equal to those set forth in Article 10. Lessee agrees to indemnify, save, and hold harmless against any loss, liability injury or damage to persons or property resulting from such work including the activities of Lessee's contractor(s).

          (5) The Premises shall be deemed to be in good and satisfactory condition.

     (e) Lessee shall have no right to enter the Premises and to perform Lessee's Work prior to Lessor's notice that the Premises are substantially completed or that the commencement of Lessee's Work is required to allow Lessor to complete its work, without Lessor's prior written consent. If Lessor does so consent, Lessee shall comply with the directions of Lessor and shall not interfere with any of Lessor's construction activities.

     (f) Prior to the commencement of the Lease term, any work performed by Lessee, or any fixtures or personal property moved onto the Premises, shall be at Lessee's own risk. Neither Lessor nor Lessor's agents or contractors shall be responsible to Lessee for damage or destruction of Lessee's Work or property, including damage or destruction occasioned by Lessor's own negligence. Lessee agrees to indemnify Lessor and hold Lessor harmless against claims made with respect to damage or destruction of property of third persons moved onto the Premises by Lessee or at Lessee's request.

     (g) Notwithstanding anything herein to the contrary, should Lessor fail to secure or obtain construction and permanent financing acceptable to Lessor in Lessor's sole and absolute discretion within six (6) months after completion of final plans and specifications for the Shopping Center, Lessor may so notify Lessee in writing, and this Lease shall, at Lessor's option, thereupon cease and terminate and each of the parties hereto shall be released and discharged from any and all liability and responsibility hereunder. If Lessor can obtain financing only upon the basis of modifications of the terms and provisions of this Lease, then Lessor shall have the right to cancel this Lease if Lessee refuses to approve in writing any such modifications within Ten (10) days after Lessor's request therefor. If such right to cancel is exercised, this Lease shall thereafter be null and void, any money or other security deposited hereunder shall be returned to Lessee, and neither party shall have any liability to the other by reason of such cancellation.

     (h) Lessor reserves the right to add land to and/or withdraw land from the Shopping Center and to reconfigure the Common Areas.

     38.  COMPLETION OF CONSTRUCTION

     Lessor agrees to use its best efforts to complete the construction of the building on or before May 1, 1998 and immediately thereafter deliver possession of the Premises to Lessee. If possession is not so delivered by June 1, 1998 then, at Lessee's option, this Lease shall become void and of no force or effect. Lessor agrees that adequate parking and access to the Premises will be available by the aforementioned date.

     39.  LANDLORDS RIGHT TO RELOCATE

     Lessor shall have the right to relocate Lessee within the Shopping Center to another premises of reasonably similar size and shape under the same terms and conditions as contained in the Lease together with all amendments and modifications thereto. Lessor shall provide Lessee thirty (30) days prior written notice of Lessor's intent to relocate Lessee. Lessor shall provide finishes and improvements within the relocation premises similar to those required to be provided by Lessor in the original Premises.

     40.  ENVIRONMENTAL COMPLIANCE

     Lessee shall, at its expense, comply with all applicable laws, regulations, rules and orders, regardless of their effective date, including without limitation those relating to health, safety, noise, environmental protection, waste disposal and water and air quality. Lessee shall furnish Lessor evidence satisfactory to Lessor of such compliance upon Lessor's request. Should any discharge, leakage, spillage, emission, or pollution of any type occur upon or from the Premises due to Lessee's use and occupancy thereof, Lessee, at its expense, shall be obligated to clean the Premises to the satisfaction of Lessor and any governmental body having jurisdiction thereover. Lessee agrees to indemnify, hold harmless and defend Lessor against all liability, cost, and expense including without limitation any fines, penalties, judgments, litigation costs and attorney's fees incurred by Lessor as a result of Lessee's breach of this Article, or as a result of any such discharge, leakage, spillage emission or pollution, regardless of whether such liability, cost or expense arises during or after the term of this Lease. Lessee shall pay all amounts due Lessor hereunder as additional rent upon Lessor's demand.

Signed, sealed and delivered:

LESSOR: CEDAR HILLS INVESTORS, LLC, a    LESSEE:  South Financial Corporation
        Florida Limited Liability                 a Florida Corporation
        Company


By:  /s/ ILLEGIBLE                        By:  /s/ ILLEGIBLE
     -------------------------------           -------------------------------

Its: Manager                              Its: President
     -------------------------------           -------------------------------

Witness: /s/ Lyra B. Watkins              Witness: /s/ ILLEGIBLE
         ---------------------------               ---------------------------